Exhibit 10.25
APOLLO GLOBAL MANAGEMENT, INC.
9 West 57th Street, 42nd Floor
New York, NY 10019

[__], 20XX

[Director or Officer Name]
c/o Apollo Global Management, Inc.
9 West 57th Street
New York, NY 10019
Dear [Director or Officer Name]:
In connection with your activities directly and indirectly on behalf of Apollo Global Management, Inc. or any of its consolidated subsidiaries (collectively, the “Indemnitors”), including, without limitation, activities respecting entities managed or advised by any of the Indemnitors or their affiliates (the “Funds”) or the Portfolio Companies (as defined below), each of the Indemnitors, jointly and severally, hereby confirms the extension to you as an indemnified party (“you” or “Indemnified Party”) of indemnification benefits as provided herein. Notwithstanding the affiliations of, and certain of the common obligations by, the Indemnitors herein, nothing shall be construed in a manner (i) to view funds and/or property of each of the Indemnitors as commingled funds and/or property of any or all the other Indemnitors, (ii) to, inter alia, diminish the legal separateness and/or identity of each such entity respecting its underlying (investment) management obligations relating to its corresponding (managed) Fund or (iii) to support a claim against assets of a Fund for activities unrelated to such Fund.
1.    Indemnification.
a.    Each of the Indemnitors agrees, jointly and severally, to indemnify, defend, protect and hold you (as the Indemnified Party) harmless, to the maximum extent permitted by applicable law, including, without limitation, from and against any and all losses, claims, damages, demands, deficiencies, threats, liabilities, obligations, costs and expenses, including, without limitation, judgments, fines, penalties, amounts paid in settlement or otherwise, including associated tax liabilities in respect of any such payments, and the reasonable fees and disbursements of counsel and other professionals, experts and advisors (collectively, “Losses”), arising out of or relating to any civil, administrative, regulatory or criminal action, governmental investigation, inquiry, arbitration or other proceeding or claim of any kind, or any threat thereof, whether or not matured or inchoate, known or unknown, suspected or unsuspected, vested or contingent, formal or informal, or arising from past, present or future activities (a “Proceeding”) incurred or suffered by or imposed upon you in connection with or related to (i) you serving or being asked to serve, or otherwise being associated with, whether prior to, on or subsequent to the date hereof (A) as a director, officer, member, manager, shareholder, agent, consultant, representative, employee, attorney, advisor or partner of, or otherwise being or being asked to be associated with, or as a member of an official or unofficial committee of creditors of, or in any other capacity with respect to, any Indemnitor or Fund, or any affiliate of any Indemnitor or any Fund (including, without limitation, any entity in which a Fund had, has or may have in the future an investment or other direct or indirect financial interest including any subsidiary or affiliate thereof (herein, “Portfolio Company”)), or another corporation, partnership, joint venture, trust, employee benefit plan or other entity at the request of, or upon appointment by, any Indemnitor, Fund or Portfolio Company, or any affiliate of any Indemnitor, Fund or Portfolio Company) (each such entity, a “Covered Entity”), or (B) as a witness in any Proceeding (including, but not limited to, the giving of testimony by deposition or otherwise) in connection with or arising from any matter referred to in clause (A) above, or (ii) any act or omission, or alleged act or omission, whether arising prior to, on or subsequent to the date hereof, by (X) you in connection with or arising from any matter referred to in clause (i)(A) or (B) above or (Y) any of the Indemnitors, Funds or Portfolio Companies, or any of the directors, officers, agents, consultants, affiliates, partners, members, managers, shareholders, employees, attorneys, advisors or representatives of any of the Indemnitors, Funds or Portfolio Companies, or (iii) the enforcement of your rights hereunder. The Indemnitors will promptly reimburse you for all Losses as they are incurred by you and in advance of the final disposition of any Proceeding upon your written demand in connection with investigating, preparing or defending any such Proceeding; provided however, that you hereby agree to repay to the respective Indemnitors any and all expense reimbursement and/or advancement, but only to the extent it is determined by final adjudication from which there is no further right of appeal that the Losses relating to such Proceeding, for which expenses were reimbursed or advanced, were the result of your acts or failure to act which were in bad faith or with criminal intent. The Indemnitors hereby agree that any service, act or omission (including, without limitation, any board or official or unofficial committee representation) by you respecting the investment activities of one or more of the Indemnitors and/or one or more of the Funds or their respective affiliates (including, without limitation, any of the Portfolio Companies) is at the request and direction of and on behalf of one or more of the Indemnitors and/or one or more of the Funds or their respective affiliates (including, without limitation, any of the Portfolio Companies). The Indemnitors hereby further agree that in the event of any change in applicable law, statute or rule which narrows the right of an Indemnitor to indemnify you, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the rights and obligations hereunder.
b.    The indemnity benefits extended hereby shall not be applicable for Losses relating to actions or omissions occurring with respect to any board or official or unofficial committee representation subsequent to such time as you are requested to terminate such representation by one or more of the Indemnitors.
c.    Notwithstanding paragraph 1(a) above, the Indemnitors will not be responsible for, and shall not be required to indemnify you in respect of any Losses incurred or suffered by you only to the extent such Losses are the subject of a final adjudication from which there is no further right of appeal, establishing that your acts or omissions giving rise to such Losses were the result of your acts or failure to act which were in bad faith or with criminal intent. The termination of any Proceeding or of any issue or matter therein by judgment, order, settlement or conviction without a finding, admission or consent to your criminal intent or bad faith, shall not adversely affect your right to indemnification under this Agreement. The knowledge, actions or omissions of any or all of the Indemnitors, the Funds, the Portfolio Companies, or any or all of their respective affiliates or of any or all of their respective directors, officers, members, managers, shareholders, agents, consultants, representatives, employees, attorneys, advisors or partners, shall not be imputed to you for purposes of determining your right to indemnification under this Agreement.
d.    It is recognized that certain Losses may arise from actions (or omissions) respecting a particular Fund and/or Portfolio Company of such Fund. In such cases, the relevant Indemnitor, and in turn, you as an Indemnified Party, will be a direct and indirect beneficiary of indemnity from the Fund and/or Portfolio Company of such Fund.
e.    Notwithstanding the foregoing, it is recognized and understood that the funds and properties of each Fund are maintained separately and not commingled with the funds and properties of the other Funds and further that the investment activities of each Fund are several in nature respecting each other Fund. As such, notwithstanding any provision herein to the contrary, assets or other property of one Fund shall not be available to satisfy claims arising in connection with the investment or other activities of another Fund.
f.    The Indemnitors also agree that you shall not have any liability to any or all of the Indemnitors or any or all of their affiliates or any or all of their respective directors, officers, members, managers, shareholders, agents, consultants, representatives, employees, attorneys, advisors or partners for or in connection with, any matter for which you are entitled to indemnity hereunder.
g.    Notwithstanding any provision herein to the contrary, satisfaction of any claims for Losses incurred shall be limited to (i) the assets and properties of the Indemnitors, including, without limitation, their respective claims and interests in the Funds, as applicable, (ii) the assets and properties of the applicable Portfolio Companies, with respect to Losses arising out of their respective activities to the extent you are indemnified by the applicable Portfolio Company and (iii) applicable insurance proceeds. Nothing herein shall obligate or expose any director, officer, member, manager, shareholder, agent, consultant, representative, employee, attorney, advisor or partner of an Indemnitor, solely by reason of such person’s interest therein or capacity therewith, to satisfy any indemnity herein beyond the then existing assets of such Indemnitor, including, without limitation, any available insurance proceeds.
h.    The indemnities provided herein shall survive the termination or completion of your employment or performance of activities or other services on behalf of any or all of the Indemnitors and/or any or all of the Funds and/or any or all of the Portfolio Companies and/or any or all of the other Covered Entities, and shall continue in effect for your benefit irrespective of (i) your status as an “active” or retired partner or former member or owner of an Indemnitor or (ii) whether any such termination or completion of employment, or retirement or withdrawal as a partner, member or owner, was for cause or without cause.
i.    As a condition to and as further consideration for the indemnification benefits provided herein, you will provide reasonable cooperation, on such terms and at such times as may reasonably be requested, to any and all of the Indemnitors and their respective counsel, other professionals, experts and advisors respecting any Proceeding and/or Losses affecting you or one or more of the Indemnitors, Funds, Portfolio Companies, other Covered Entities or any of their respective affiliates.
j.    Upon the payment by an Indemnitor of any indemnification obligation hereunder with respect to a Loss or Proceeding which was the basis for such indemnification obligation, such Indemnitor shall be subrogated to the rights of the Indemnified Party in respect of any payment regarding such Loss or Proceeding with respect to which such amount has been paid by such Indemnitor hereunder (unless such rights are released or waived in connection with the settlement or other disposition of a Proceeding approved by one or more Indemnitors); provided, however, that the foregoing shall not in and of itself extinguish any unpaid or unsatisfied rights the Indemnified Party has against any third party or any Indemnitor regarding such Loss or Proceeding.
2.    Settlement of Proceedings.
a.    You agree that you will not settle, compromise or consent to the entry of any judgment as to the Indemnified Party in any pending or threatened Proceeding (whether or not you are an actual or potential party to such Proceeding) in which you have sought indemnification hereunder without the Indemnitors’ prior written consent, which consent may be given or withheld in their sole discretion, unless such settlement, compromise or consent respecting such Proceeding includes an unconditional release of you and does not (i) require or impose any injunctive or other non-monetary remedy on any Indemnitor, Fund or their respective affiliates, (ii) require or impose an admission or consent as to any wrongdoing by any Indemnitor, Fund or their respective affiliates, or (iii) otherwise result in a direct or indirect payment by or monetary cost to any Indemnitor, Fund or their respective affiliates.
b.    The Indemnitors agree that they will not settle, compromise or consent to the entry of any judgment as to the Indemnified Party in any pending or threatened Proceeding (whether or not you are an actual or potential party to such Proceeding) in which you have sought indemnification hereunder without your prior written consent, which consent may be given or withheld in your sole discretion, unless such settlement, compromise or consent includes an unconditional release of you and does not (i) require or impose any injunctive or other non-monetary remedy on you, (ii) require or impose an admission or consent as to any wrongdoing by you or (iii) otherwise result in a direct or indirect payment by or monetary cost to you personally (as opposed to a payment to be made or cost to be paid by an Indemnitor on your behalf).
3.    Notice and Procedure for Indemnification. Promptly after receipt by you of any threat, demand, notice of any complaint or the commencement of any Proceeding with respect to which indemnification may be sought by you hereunder, you will notify the Indemnitors in writing thereof, but your failure to notify the Indemnitors will not relieve the Indemnitors from any liability which the Indemnitors may have hereunder except to the extent that the Indemnitors are materially prejudiced thereby, but will not in any event relieve the Indemnitors from any other obligation or liability that the Indemnitors may have to you otherwise than under this Agreement. If the Indemnitors so elect or are requested by you, the Indemnitors will assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to you and the Indemnitors and the payment of the fees and disbursements of such counsel. In the event, however, that (a) you reasonably determine at any time that having such counsel would present such counsel with a conflict of interest or if the defendants in, or targets of, any such Proceeding include both you and any or all of the Indemnitors or any of their respective directors, officers, partners, members, managers, shareholders, or any of the Funds, and you reasonably conclude that there may be legal defenses available to you that are different from or in addition to those available to the Indemnitors, the Funds or such other persons, or (b) the Proceeding involves allegations of any criminal acts or criminal conduct by you, or is before or threatened by any regulatory agency or commission, or (c) if the Indemnitors fail to assume the defense of the Proceeding or to employ counsel reasonably satisfactory to you, in either case in a timely manner, then, in the case of (a), (b) or (c) above, you may employ separate counsel to represent or defend you in any such Proceeding and the Indemnitors will pay in advance (subject to the terms and conditions hereof) of the final disposition of such Proceeding upon your written demand the reasonable fees and disbursements of such counsel; provided, however, that the Indemnitors will not be required to pay the fees and disbursements of more than one separate counsel for you in any jurisdiction in any single Proceeding. In any Proceeding the defense of which the Indemnitors assume that does not entitle you to exercise the rights set forth in the preceding sentence, you will have the right to participate in such Proceeding and to retain your own counsel at your own expense.
4.    Remedies. In any claim by you to enforce a right of indemnification or advancement of expenses, or by any Indemnitor to recover any amounts advanced to you hereunder, such Indemnitor(s) shall have the burden of proving that you are not entitled to indemnification, or that such Indemnitor(s) is entitled to the repayment of any such advance under this Agreement. If you are successful, in whole or in part, in any such claim, you shall be entitled to be paid all expenses, including, without limitation, reasonable fees and disbursements of counsel and other professionals, experts and advisors, of prosecuting or defending such claim, including enforcing this Agreement.
5.    Contribution. To the extent permitted by law, the Indemnitors agree that if any indemnification sought by you pursuant to this Agreement is held by a court of competent jurisdiction, pursuant to a final adjudication from which there is no further right of appeal, to be unavailable for any reason other than as specified in paragraphs 1(b) and 1(c) above, then the Indemnitors and you will contribute to the Losses for which such indemnification is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Indemnitors, on the one hand, and you, on the other hand, in connection with activities taken on the Indemnitors’ behalf in connection with your employment with any Indemnitor or any affiliate thereof, or which relate to or arise out of activities on behalf of any of the Indemnitors.
6.    Nonexclusivity; No Impairment of Rights. The indemnity, reimbursement and contribution obligations of the Indemnitors under this Agreement shall be in addition to any rights that you may have at common law or otherwise. Further, nothing contained herein shall be deemed to impair, restrict or prevent any party from exercising any rights or remedies otherwise available to him, her or it under law upon any default by any other party hereunder.
7.    Insurance. Without limiting any other provision of this Agreement, to the extent that an Indemnitor maintains, or in the future should obtain, an insurance policy or policies providing liability insurance for persons serving on behalf of any Indemnitor, Fund or Portfolio Company or another corporation, partnership, joint venture, trust, employee benefit plan or other entity in any capacity at the request of an Indemnitor, Fund or Portfolio Company, or any of their respective affiliates, the Indemnitors shall use their best efforts to include you as an insured person at their expense under such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such person under such policy or policies and, to the extent applicable, you shall be a (third party) beneficiary thereof; provided that to the extent applicable and reasonably necessary you shall abide by applicable provisions in such insurance program respecting, among other things, your cooperation and employment of counsel approved by the insurer, etc.
8.    Authorization; Enforceability. Each Indemnitor hereby represents and warrants as follows:
a.    The charter and governing documents authorize the Indemnitor to enter into this letter agreement. The execution of this letter agreement does not violate or otherwise conflict with any agreement, arrangement or obligation of the Indemnitor.
b.    This letter agreement has been duly authorized, executed and delivered, and it constitutes the legal, valid and binding obligation of each Indemnitor, enforceable against each Indemnitor, its successors and assigns in accordance with its terms.
9.    Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered personally and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered first-class mail, return receipt requested, with postage prepaid, on the third business day after the date on which it is so mailed:
a.    If to you, to the address set forth on the first page hereof.
b.    If to an Indemnitor, to:
c/o Apollo Global Management, Inc.
9 West 57th Street
New York, NY 10019
Attention: Chief Legal Officer

or to such other address as may have been furnished to you by an Indemnitor or to an Indemnitor by you, as the case may be.

10.    Amendments. No supplement, modification or amendment of this Agreement shall be binding on you or any other party unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
11.    Assignment. All rights and privileges hereunder shall inure to the benefit of your heirs, executors and administrators and all obligations of the Indemnitors shall be binding upon their respective successors and legal representatives. Subject to the foregoing, neither you nor any Indemnitor may assign any rights or delegate any duties hereunder without the prior written consent of the other parties.
12.    Severability; Construction. If this letter agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then each Indemnitor shall nevertheless indemnify you to the fullest extent permitted by any applicable portion of this letter agreement that shall not have been invalidated and to the fullest extent permitted by applicable law. To the fullest extent possible, the provisions of this letter agreement (including, without limitation, each portion of any provision of this letter agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. In this regard, if the court finds any provision of this letter agreement to be invalid due to the scope thereof, the court shall have the right to reduce the scope of such provision in order to render it enforceable. Further, this letter agreement shall not be construed against one party or the other by reason of any one party’s preparation hereof.
13.    Jurisdiction and Venue. The parties hereby consent to exclusive jurisdiction, service and venue in any federal or state court in the county, city and state of New York.
14.    Governing Law. This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws principles.
15.    Joint and Several Liability. The Indemnitors shall be jointly and severally liable for the payment and performance of their obligations hereunder.
16.    Counterparts. This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original, but when taken together, shall constitute one and the same instrument.
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Very truly yours,

INDEMNITORS

Apollo Global Management, Inc.
on behalf of itself and each of its consolidated subsidiaries

By:
Name:
Title:

INDEMNIFIED PARTY

By:    ______________________________
Name:

Indemnification Letter Agreement
Signature Page